UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

EUROBANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required

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☐  Fee paid previously by written preliminary materials.

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4)	Date Filed:

State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926
(787) 751-7340

April 13, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of EuroBancshares, Inc.  The meeting will be held on Thursday, May 28, 2009, at 10:00 a.m., local time, at the main office of EuroBancshares located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926.

We are pleased to enclose the proxy statement for the 2009 annual meeting of the stockholders of EuroBancshares. Also, a proxy card is available at http://www.amstock.com/proxyservices/viewmaterials.asp for the purpose of voting your shares of common stock of EuroBancshares via the Internet in advance of the meeting. At the meeting, you and the other stockholders will be asked to vote on the following matters:

1.
The election of three directors assigned to Class A of the Board of Directors of EuroBancshares for a three year term expiring at the 2012 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Our Board of Directors believes that an affirmative vote for all nominees named in the proxy statement to serve as the directors of EuroBancshares is in the best interests of EuroBancshares and its stockholders and has unanimously recommended that the stockholders of EuroBancshares vote in favor of the nominees.

I hope that you will be able to attend the annual meeting to vote on this matter.  Whether or not you expect to attend the meeting in person, please mark your vote with respect to the nominees for director on the enclosed proxy card.  Telephone and Internet voting are also available.  This will help to ensure that your shares of stock will be represented and voted in accordance with your wishes at the annual meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of EuroBanchares’ Annual Report on Form 10-K for the year ended December 31, 2008, which is not part of the proxy soliciting material, is available at http://www.amstock.com/proxyservices/viewmaterials.asp.

We appreciate your interest and investment in EuroBancshares and look forward to seeing you at the annual meeting.

Sincerely,

/s/

Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief
Executive Officer

This proxy statement and the electronic proxy card are being made available to the stockholders of EuroBancshares, Inc. beginning on or about April 13, 2009 at http://www.amstock.com/proxyservices/viewmaterials.asp.

State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926
(787) 751-7340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 28, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of  EuroBancshares, Inc. for the year 2009 will be held at 10:00 a.m., local time, on Thursday, May 28, 2009, at the main office of EuroBancshares located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926, to consider and act upon the following matters:

1.
The election of three directors assigned to Class A of the Board of Directors of EuroBancshares for a three year term expiring at the 2012 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.
The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.  Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Only stockholders of record as of the close of business on March 31, 2009 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.  A list of stockholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of EuroBancshares at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

By Order of the Board of Directors

/s/

San Juan, Puerto Rico	Yadira R. Mercado Piñeiro
April 13, 2009	Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE ON THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE.  TELEPHONE AND INTERNET VOTING ARE ALSO AVAILABLE.  THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.  YOUR PROMPT RESPONSE WILL HELP REDUCE THE COST OF SOLICITING PROXIES, WHICH ARE PAID FOR BY EUROBANCSHARES.

TABLE OF CONTENTS

i

EUROBANCSHARES, INC.
State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 28, 2009

This proxy statement contains information related to the annual meeting of stockholders of EuroBancshares, Inc. to be held on Thursday, May 28, 2009, beginning at 10:00 a.m., local time, at the main office of EuroBancshares located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926 and at any postponements or adjournments thereof.  EuroBancshares anticipates that this proxy statement and the related proxy card will be made available to stockholders commencing on or about April 13, 2009 at http://www.amstock.com/proxyservices/viewmaterials.asp.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2009 annual meeting of the stockholders of EuroBancshares.  Certain of our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, facsimile or in person.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting.  We have retained American Stock Transfer & Trust Company, who acts as our transfer agent and registrar, to assist us in the solicitation of proxies for the annual meeting.  The fee to be paid to this firm for these services is expected to be approximately $5,000, plus reimbursement of all reasonable out-of-pocket expenses.  We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock.  In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be voting on the election of three directors assigned to Class A of the Board of Directors for a three year term expiring at the 2012 annual meeting of stockholders or until their successors are duly elected and qualified.  In addition, our management will report on the performance of EuroBancshares during 2008 and respond to appropriate questions from stockholders.  Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only stockholders of record as of the close of business on the record date, March 31, 2009, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof.  Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 19,499,515.  On the record date, there were outstanding 430,537 shares of our 6.825% noncumulative preferred stock, series A, par value $0.01 per share.  The shares of our series A preferred stock are not entitled to vote at the annual meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date, or 6,499,839 shares, will constitute a quorum at the annual meeting.  For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote.  A broker non-vote occurs when a broker or other nominee indicates that it does not have discretionary authority to vote on a particular matter.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting.  Shares held in your name as the stockholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described in the Notice of Availability of Proxy Materials so that your vote will be counted if you later decide not to attend the meeting.

To vote by proxy, please follow the instructions on the Notice of Availability of Proxy Materials or access proxy materials at http://www.amstock.com/proxyservices/viewmaterials.asp.  Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy.  You may also revoke your proxy at any time before the vote at the meeting by providing our Corporate Secretary written notice of your revocation or by submitting a proxy bearing a later date.  If you vote on a proxy card but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for Class A director.

Can I change my vote?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.  If you abstain from voting on any other proposals, your shares will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” all of EuroBancshares’ nominees to the Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the annual meeting).

What vote is required to elect directors?

The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting is required for the election of directors.  A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Abstentions and broker non-votes will have no legal effect on the election of directors.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by stockholders.  We have not received notice from any stockholder as to any matter to come before the annual meeting.  If any other matter is presented at the annual meeting, your signed proxy gives Rafael Arrillaga-Torréns, Jr. and Ricardo Levy Echeandía, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposal?

Unless you give other instructions on your proxy card, Rafael Arrillaga-Torréns, Jr. and Ricardo Levy Echeandía, the proxy holders, will vote in accordance with the recommendations of our Board of Directors.  Our Board of Directors recommends a vote FOR the election of the nominated slate of directors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Yadira R. Mercado Piñeiro
Executive Vice President, Chief Financial Officer and Corporate Secretary
State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926
(787) 751-7340

How do I get copies of the exhibits filed with EuroBancshares’ Form 10-K?

A copy of EuroBancshares’ Annual Report on Form 10-K for 2008 and consolidated financial statements, was made available to you with this proxy statement.  EuroBancshares will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with EuroBancshares’ Form 10-K for a reasonable fee.  Requests for such copies should be directed to Corporate Secretary, EuroBancshares, Inc., State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926.  In addition, copies of all exhibits filed electronically by EuroBancshares may be reviewed and printed from the SEC’s website at: http://www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership based on 19,499,515 shares of common stock outstanding as of March 31, 2009 by (1) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power and options that are currently exercisable or exercisable within 60 days.  Each director, officer or 5% or more stockholder, as the case may be, has furnished to us information with respect to beneficial ownership. Except as otherwise indicated in the footnotes to this table, we believe that the beneficial owners of common stock listed below, based on information each of them has provided to us, have sole investment and voting power with respect to their shares.

Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2009 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.  Unless otherwise noted, the address for each stockholder listed below is: c/o EuroBancshares, Inc., State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926.

Name and address of Beneficial Owner	Amount and nature of beneficial ownership		Percent of class

Greater than 5% stockholders:

FMR LLC(1)	1,103,421		5.66%
82 Devonshire Street Boston, Massachusetts

Juan Gómez-Cuétara Fernández (2)	1,108,682		5.69%
Andrés Llorente 1-3A Alcalá de Henáres Madrid, Spain

Fideicomiso González Muñoz (3)	1,652,746		8.48%
270 Muñoz Rivera Avenue Mezzanine Hato Rey, Puerto Rico 00918

Directors and Named Executive Officers:

Rafael Arrillaga-Torréns, Jr.	592,731	(4)	3.03%

Yadira R. Mercado Piñeiro	158,702	(5)	*

Luis J. Berríos López	8,020	(6)	*

Carlos Rom, Jr.	—		*

Félix M. León León	5,700	(7)	*

Antonio R. Pavía Bibiloni	86,806	(8)	*

Jaime Sifre Rodríguez	20,000		*

Juan Ramón Gómez-Cuétara Aguilar	8,745	(9)	*

Luis F. Hernández Santana	8,525	(10)	*

Pedro Feliciano Benítez	5,434,386	(11)	27.85%

Plácido González Córdova	303,658	(12)	1.56%

Ricardo Levy Echeandía	820,854	(13)	4.21%

William Torres Torres	561,650	(14)	2.88%

All directors and executive officers as a group (13 persons)	8,009,777	(15)	40.68%

*  Represents less than 1% of total shares outstanding.

(1)
The information regarding beneficial ownership in included in reliance on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by FMR LLC.  FMR LLC reported that it has the sole power to dispose or direct the disposition of all 1,103,421 shares.

(2)
Juan Ramón Gómez-Cuétara Fernández is the father of director Juan Ramón Gómez-Cuétara Aguilar.  Mr. Gómez-Cuétara Fernández personally owns 122,112 shares of our common stock.  In addition, a foreign corporation wholly owned by him owns 986,570 shares of our common stock.

(3)
On January 15, 2008, Plácido González Córdova, a director, transferred 1,652,746 shares by gift to the Fideicomiso González Muñoz, a fiduciary trust for the benefit of Mr. González's grandchildren, as part of Mr. González’s estate planning.  No consideration was paid by the trust to Mr. González for the gift of these shares.  Mr. González is not a trustee of the trust and does not have any pecuniary interest in the trust.

(4)	Includes 52,974 shares of common stock held by Mr. Arrillaga’s wife and 56,640 stock options that are presently exercisable.

(5)	Includes 49,640 stock options that are presently exercisable.

(6)	Includes 6,500 stock options that are presently exercisable.

(7)	Includes 4,200 stock options that are presently exercisable.

(8)	Includes 12,000 stock options that are presently exercisable.

(9)	Includes 6,835 stock options that are presently exercisable.

(10)	Includes 6,835 stock options that are presently exercisable.

(11)	Includes 12,000 stock options that are presently exercisable.

(12)
Includes 28,658 shares of our common stock held by a corporation controlled by Mr. González and 12,000 stock options that are presently exercisable.  Does not include 5,571 shares owned by Mr. González’s daughter. Mr. González disclaims voting and investment powers over the shares owned by his daughter.

(13)
A corporation, controlled by Mr. Levy’s family, which employs Mr. Levy as an executive officer, owns 432,246 shares of our common stock.  In addition, Mr. Levy’s mother owns 146,436 shares.  Because of Mr. Levy’s voting power over the shares owned by the corporation and those owned by his mother, these have been included as controlled by Mr. Levy for purposes of the above table.  Includes 12,000 stock options that are presently exercisable.

(14)
Two corporations controlled by Mr. Torres own 531,650 shares and 18,000 shares, respectively.  Because of Mr. Torres’ voting power over the shares owned by these corporations, they have been included as controlled by Mr. Torres for purpose of the above table.  Includes 12,000 stock options that are presently exercisable.

(15)	Includes 190,650 stock options that are presently exercisable.

ELECTION OF DIRECTORS
Nominees

Our amended and restated certificate of incorporation provides that the terms of office of the members of our Board of Directors be divided into three classes, Class A, Class B and Class C, the members of which serve for a staggered three-year term.  The terms of the current Class A, Class B and Class C directors are set to expire at the annual meeting of stockholders in 2009, 2010 and 2011, respectively.  Our amended and restated bylaws authorize our Board of Directors to fix the number of directors at not less than seven or more than eleven.  Our Board of Directors presently consists of nine members, with three directors serving in each class.  The number of directors has been fixed at nine in connection with the annual meeting.  At the annual meeting, three directors comprising the Class A directors are to be elected.  The Board of Directors has proposed the nominees listed below for election as Class A directors to serve until the 2012 annual meeting or until their successors are duly elected and qualified.  All of the nominees listed below currently serve as Class A directors on our Board of Directors and all of the nominees were recommended for reelection by the Nominating and Governance Committee of our Board of Directors.

Unless otherwise specified in your proxy, proxies solicited hereby will be voted for the election of the nominees listed below.  Each of the nominees has agreed to serve for a three-year term.  If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors.  If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between EuroBancshares and any person pursuant to which such person has been elected as a director.  Each of these nominees is considered independent under the applicable NASDAQ rules.

Set forth below is certain information with respect to each nominee for election as a Class A director:

Name	Age	Position Held with Eurobank	Position Held with EuroBancshares
Ricardo Levy Echeandía.	52	Director	Class A Director, Lead Independent Director
Luis F. Hernández Santana	49	Director	Class A Director
Jaime Sifre Rodríguez	61	Director	Class A Director

Ricardo Levy Echeandía.  Mr. Levy has been a member of our Board of Directors and a member of the Board of Directors of Eurobank since 2002.  Currently, he is President of Francisco Levy Hijos, Inc., a general contractor and developer, and has served in that capacity since 2002.  From 1999 until 2002, Mr. Levy served as Executive Vice President and Treasurer of Francisco Levy Hijos, Inc.

Luis F. Hernández Santana. Mr. Hernández has been a member of our Board of Directors and the Board of Directors of Eurobank since 2006.  Also, he has served as the Chairman of the Audit Committee of EuroBancshares’ Board of Directors.  Mr. Hernández, a certified public accountant, is the managing partner of Torres, Hernández & Punter, CPA, CSP, a position he has held since 2004.  Between 1998 and 2004, Mr. Hernández served as partner of Torres CPA Group.

Jaime Sifre Rodríguez.  In January 2008, Mr. Sifre was appointed by our Board to fill the vacancy left by the resignation of Diana López Feliciano in December 2007 and to serve on the Board of Eurobank.  Mr. Sifre is an attorney at law and notary public, founding partner of Sánchez Betances, Sifre & Muñoz Noya, PSC, formerly Sánchez-Betances & Sifre, partnership, a position he has held since 1974.

Other Directors and Executive Officers

The following table sets forth information concerning our Class C and Class B directors and our executive officers:

Name	Age	Position Held with Eurobank	Position Held with EuroBancshares
Rafael Arrillaga-Torréns, Jr	60	Director, Chairman of the Board, President and Chief Executive Officer	Class C Director, Chairman of the Board, President and Chief Executive Officer
Pedro Feliciano Benítez	66	Director	Class C Director
Plácido González Córdova	87	Director	Class C Director
Antonio R. Pavía Bibiloni	61	Director	Class B Director
Juan Ramón Gómez-Cuétara Aguilar	33	Director	Class B Director
William Torres Torres	55	Director	Class B Director
Yadira R. Mercado Piñeiro	49	Executive Vice President, Chief Financial Officer and Corporate Secretary	Executive Vice President, Chief Financial Officer and Corporate Secretary
Luis J. Berríos López	62	Executive Vice President and Chief Lending Officer	None
Carlos Rom, Jr.	52	Executive Vice President	None
Félix M. León León	66	Executive Vice President of Operations	None
Jorge E. Sepúlveda Estrada	54	Senior Vice President and Treasurer	Senior Vice President and Treasurer
Luis S. Suau Hernandez	58	Senior Vice President San Juan-Metropolitan Area	None
Fausto Peña Villegas	56	Senior Vice President Northern Region	None
Roberto Carreras Sosa	54	Senior Vice President Eastern Region	None
Brenda I. Medina Alameda	43	Senior Vice President Western Region	None

Rafael Arrillaga-Torréns, Jr.  Mr. Arrillaga has served as Chairman of Eurobank’s Board of Directors and President and Chief Executive Officer of Eurobank since 1993.  He also has served in those same capacities with EuroBancshares since 2002. Before being named President and Chief Executive Officer of Eurobank, Mr. Arrillaga practiced law from 1974 until 1993, specializing in banking, tax and corporate law.  Mr. Arrillaga was involved in the organization of Eurobank, and has served as a director of Eurobank since 1979.

Pedro Feliciano Benítez.  Mr. Feliciano has been a member of the Board of Directors of Eurobank since 1999 and has served as a director of the Board of EuroBancshares since 2002.  Mr. Feliciano has served as President of Las Piedras Construction Corp., a civil works construction company, since he founded the company in 1970.

Plácido González Córdova.  Mr. González has been a member of the Board of Directors of Eurobank since 1997 and has served as a director of EuroBancshares since 2002.  Prior to joining Eurobank’s Board of Directors, Mr. González was a founder and director of Banco del Comercio de Puerto Rico, a full service commercial bank in Puerto Rico that was acquired by Eurobank in 1997.

Antonio R. Pavía Bibiloni.  Mr. Pavía has been a member of the Board of Directors of Eurobank since 1998 and has served as a director of EuroBancshares since 2002.  Mr. Pavía has held a number of senior executive and management positions in various financial institutions.  He currently serves as President of Bartolo, Inc., a large gasoline station operations company, and has held this position since 1996.

Juan Ramón Gómez-Cuétara Aguilar.  Mr. Gómez-Cuétara has been a member of our Board and the Board of Directors of Eurobank since January 2007.  Mr. Gómez-Cuétara is currently the Chief Financial Officer of Risi, S.A., a Spanish company involved in the manufacture and processing of snack foods, and he has served in that capacity since 2003.  Prior to joining Risi, he was an auditor with PricewaterhouseCoopers in Madrid, Spain from 2001 to 2003.  Mr. Gómez-Cuétara received his degree in business administration from the Universidad CEU San Pablo in Madrid, Spain in 2001.

William Torres Torres.  Mr. Torres has been a member of the Board of Directors of Eurobank since 1999 and has served as a director of EuroBancshares since 2002.  Mr. Torres, a certified public accountant, is the managing partner of Torres CPA Group, the consulting firm he founded in 1981.

Yadira R. Mercado Piñeiro.  Ms. Mercado currently serves as our Executive Vice President, Chief Financial Officer and Corporate Secretary, positions she has held since 1993.  She served as Senior Vice President of Finance and Operations at Eurobank from 1991 to 1993.  Prior to joining Eurobank in 1991, Ms. Mercado held various executive officer positions with several banking institutions in Puerto Rico.

Luis J. Berríos López.  Mr. Berríos rejoined Eurobank in August 2006 to serve as Executive Vice President and Chief Lending Officer, position he held from 1993 through 1998.  He has over 35 years of experience in the commercial lending business in Puerto Rico.  Before rejoining the bank, he served as the President of Commercial Credit Solutions, Inc. since 2000 and as the President and Chief Lending Officer of Banco Financiero de Puerto Rico between 1998 and 2000.

Carlos Rom, Jr.  Mr. Rom joined Eurobank in January 2008 to serve as Executive Vice President, primarily responsible for managing and administering the branch network, marketing and strategic planning.  Prior to joining Eurobank, since April 1, 2000, Mr. Rom was the managing partner of Edge Group, a consulting firm where he served as a strategic, management and marketing consultant to businesses, primarily in Puerto Rico, but also in the Caribbean and Central America.   From 1986 to 1994 and from 1995 to 2000, Mr. Rom held various executive positions with Popular, Inc., and its banking subsidiary Banco Popular, including vice-president and marketing director of Banco Popular.

Felix M. León León.  Mr. Leon currently serves as Eurobank’s Executive Vice President of Operations, a position he has held since late 2004.  Prior to joining Eurobank, Mr. Leon served as a financial consultant with Leon Consulting from 2003 to 2004.  From 1997 through 2003, Mr. Leon served as the Regional Manager for Banco Popular de Puerto Rico where he supervised the Easter Region of the bank.  Mr. Leon received his BBA in 1964 and his JD in 1984 from the University of Puerto Rico.

Jorge E. Sepúlveda-Estrada.  Mr. Sepúlveda-Estrada has served as Eurobank’s Senior Vice President-Treasurer since 1993, overseeing Eurobank’s management and investment strategies, and has served in the same capacity with EuroBancshares since 2002.  He has over thirty years of banking experience, including previous experience as a financial consultant, bank treasurer and investment officer.

Luis S. Suau Hernandez.  Mr. Suau currently serves as Eurobank’s Senior Vice President for the San Juan-Metropolitan Region, a position he has held since 2003.  He previously served as Vice President and Manager of our San Juan branch office from 1997 to 2003.  Mr. Suau has over 30 years of experience in the banking industry.

Fausto Peña Villegas.  Mr. Peña currently serves as Eurobank’s Senior Vice President for the Northern Region, a position he has held since 2001.  He previously served as Assistant Vice President for Banco Santander de Puerto Rico from 1997 to 2001.  Mr. Peña has over 25 years of experience in the banking industry, including officer positions with Banco Central Hispano Puerto Rico and Banco Santander de Puerto Rico.

Roberto Carreras Sosa.  Mr. Carreras is Eurobank’s Senior Vice President for the Eastern Region, a position he has held since 2002.  Mr. Carreras has over 25 years of banking experience including positions with the Banco Popular de Puerto Rico from 1997 to 2001 and Roig Commercial Bank from 1988 to 1997.

Brenda I. Medina Alameda.  Ms. Medina currently serves as Eurobank’s Senior Vice President for the Western Region, a position she has held since January 2006.  She previously served as Vice President and Manager of Mayagüez Branch from 2003 to 2005.  Mrs. Medina received her master degree in business administration from the Interamerican University, Puerto Rico in 1990.  She has over 20 years of experience in the banking industry including positions with Banco Bilbao Vizcaya Argentaria and The Bank & Trust of Puerto Rico.

CORPORATE GOVERNANCE REFORMS

Because our common stock is quoted on the NASDAQ Global Select Market, we are subject to a host of corporate governance and related requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the SEC’s rules implementing Sarbanes-Oxley and the enhanced corporate governance listing standards of The Nasdaq Stock Market, Inc.

Sarbanes-Oxley imposes on public companies a variety of requirements, prohibitions and disclosure obligations, including, but not limited to:

•	certifications by the chief executive officer and chief financial officer as to the accuracy and adequacy of periodic reports filed with the SEC;

•	implementation and evaluation of the company’s systems of disclosure controls and procedures and internal control over financial reporting;

•
auditing related restrictions, including prohibition on auditors providing certain non-audit services to public companies, mandatory audit partner rotation and restrictions on hiring employees of former auditors;

•
independence requirements and increased responsibilities for the audit committee, including responsibility for the engagement of the company’s auditor, pre-approval of all services provided by the auditor, establishment of procedures for addressing accounting-related complaints and company disclosure of whether any member of the audit committee qualifies as an “audit committee financial expert”;

•	disclosure of whether the company has a code of ethics applicable to the chief executive officer and senior financial officers; and

•	prohibition on the extension of personal loans to executive officers and directors (subject to certain exemptions).

In addition, The NASDAQ Stock Market, Inc. implemented a number of additional listing requirements concerning director independence, board nominations, executive compensation and related corporate governance matters.

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, both at the holding company level and at Eurobank.  Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.  We have adopted a set of Corporate Governance Guidelines that embodies these principles. EuroBancshares and Eurobank have also adopted a Code of Business Conduct and Ethics that applies to all officers (including the Chief Executive Officer, the Chief Financial Officer and the Corporate Comptroller), directors, employees and consultants, in accordance with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable NASDAQ rules.  Our Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on our Internet website under the Corporate Governance page (http://investor.eurobankpr.com/).

Directors’ Compensation

Meetings of our Board of Directors are held as often as required, but at least quarterly.  Directors are not compensated for attending regular meetings of the Board of Directors of EuroBancshares.  Meetings of the Board of Directors of Eurobank are held regularly each month.  During 2008, directors of Eurobank received fees of $2,000 per meeting for attendance at a meeting of the Board of Directors.  The Board of Directors of each of EuroBancshares and Eurobank also have several committees.  Except for the Audit Committee meetings, during 2008, the directors received $500 for attending each committee meeting or special meeting of the Board of Directors.  During 2008, members of our Audit Committee received $600 for attending each Audit Committee meeting.  In addition, the Chairman of the Audit Committee and the Strategic Planning Committee receives an annual retention fee of $6,000 and $2,000, respectively, while the Chairman of the Compliance Committee and the Compensation, Governance and Nominating Committee receives an annual retention fee of $3,000.  Directors who are employees or officers of EuroBancshares or Eurobank do not receive fees for attending Board of Directors or committee meetings.

The following table provides compensation information for non-employee directors of EuroBancshares and Eurobank during 2008.

DIRECTOR SUMMARY COMPENSATION TABLE
Fees Earned or Paid
Name	in Cash(1)
Antonio R. Pavía Biblioni	$66,300
Jaime Sifre Rodríguez	60,933
Juan Ramón Gómez-Cuétara Aguilar	24,500
Luis F. Hernández Santana	76,300
Pedro Feliciano Benítez	34,000
Plácido González Córdova	30,000
Ricardo Levy Echeandía	59,500
William Torres Torres	67,500

(1)
Represents the fees paid to non-employee directors for attending Board and committees and the annual retainer, excluding any amounts involved in transactions with related persons, as defined in Item 404(a) of Regulation S-K.  For more information on transactions with related persons, refer to the section captioned “Certain Relationships and Related Transactions” of this Proxy Statement on Schedule 14A.

Board Independence

Our Board of Directors has determined that each of our current directors, except Messrs. Arrillaga and Torres, is independent under the applicable NASDAQ rules.  Mr. Arrillaga is an executive officer of both EuroBancshares and Eurobank.  Mr. Torres is the owner of certain real estate of which portions are leased to Eurobank and also serves as a consultant to Eurobank, as explained further below.

A corporation controlled by Mr. Torres received lease payments from us totaling approximately $109,000 during 2008.  In addition, during 2008, a total of $92,000 in consulting fees on lean processes re-engineering was paid to a corporation controlled by Mr. Torres.

Ricardo Levy Echeandía is the Lead Independent Director, responsible of coordinating the activities of our independent directors, serving as the principal liaison between our independent directors and the chairman, and to preside over the meetings of our independent directors.

Independent Director Meetings

The independent members of our Board of Directors meet regularly, separate from the full Board of Directors and outside the presence of our management in executive session.  During 2008, the independent members of our Board of Directors held four meetings.

Directors’ Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business, government or banking.  They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us.  Each director must represent the interests of all stockholders.  When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Stockholders’ Communications with Our Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors.  Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926.  Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has nine directors and the following committees:  Audit; Compensation, Governance and Nominating; Compliance; and Strategic Planning.

The membership during the last fiscal year and the function of each of the committees are described below. Our Board of Directors meets at least quarterly and the Board of Directors of Eurobank meets at least once each month.  During the fiscal year 2008, our Board held 12 meetings and the Eurobank Board held 12 meetings.  Each director attended at least 90% of the total of all Board and applicable committee meetings.  Directors are encouraged to attend annual meetings of our stockholders although we have no formal policy.  All directors attended the last annual meeting of our stockholders.

Committees of EuroBancshares

Audit Committee

  Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating annually the Audit Committee charter and the committee’s performance.

  The Audit Committee works closely with management as well as our independent auditors.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

  Our Board of Directors has adopted a written charter for the Audit Committee meeting applicable standards of the SEC and NASDAQ.  The members of the Audit Committee are CPA Luis F. Hernández Santana, Antonio R. Pavía Bibiloni and Jaime Sifre Rodríguez, attorney at law.  Mr. Hernández serves as Chairman of the Audit Committee.

  The Audit Committee meets regularly and held 24 meetings during fiscal year 2008.  The Board of Directors has determined that the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ.  Our Board has determined that Mr. Hernández qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Exchange Act, and has the requisite accounting or related financial expertise required by applicable NASDAQ rules.

  A copy of our Audit Committee charter can be found under the Corporate Governance page on our Internet website (http://investor.eurobankpr.com/).

Compensation, Governance and Nominating Committee

  Our Board of Directors discharges its responsibilities related to compensation, corporate governance and nomination through the Compensation, Governance and Nominating Committee (the “CGN Committee”).  The CGN Committee is composed of four directors:  Ricardo Levy Echeandía, Plácido González Córdova, Juan Gómez-Cuétara Aguilar, and Pedro Feliciano Benítez.  Mr. Feliciano became a member of the CGN Committee on November 25, 2008.  The Board has determined that each member of the CGN Committee is independent under applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service.  Mr. Levy serves as the Chairman of the CGN Committee.  The CGN Committee held three meetings during 2008.

  Through the CGN Committee, the Board discharges its responsibilities relating to compensation of our Chief Executive Officer, other “named executive officers” (the “NEOs”) as defined in Item 402(a)(3) of Regulation S-K, other executive officers and directors; produces an annual report on executive compensation for inclusion in our annual proxy statement; and provides general oversight of compensation structure, including our equity compensation plans and benefit programs.  In addition, the CGN Committee has the responsibility of reviewing all Board-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees.  Other specific duties and responsibilities of the CGN Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•
evaluating performance and determining the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives (salary revisions for all of our executive officers and employees are made every 12 months);

•	approving employment agreements for executive officers;

•	approving and amending our stock option plans (subject to stockholder approval, if required);

•	approving any changes to nonequity-based benefit plans involving a material financial commitment by us or Eurobank;

•	recommending to the Board the compensation for our directors and Eurobank’s directors;

•	evaluating human resources and compensation strategies;

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of stockholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the continuing education program for our directors;

•	developing and recommending an annual self-evaluation process for our Board and its committees; and

•	evaluating annually the CGN Committee charter and the CGN Committee’s performance.

  Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee.  The CGN Committee considers these requirements when recommending Board nominees.  Our CGN Committee utilizes a variety of methods for identifying and evaluating nominees for director.  Our CGN Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances.  When considering potential director candidates, the CGN Committee also considers the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of Eurobank and the existing directors.  While the CGN Committee has the authority to do so, we have not, as of the date of this prospectus, paid any third party to assist in identifying and evaluating Board nominees.

  Our Board of Directors has established a procedure whereby our stockholders can nominate potential director candidates.  The CGN Committee will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with procedures set forth in our amended and restated bylaws.  No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

Up to November 2007, the Board of Directors discharged its responsibilities related to compensation through the Compensation Committee, and responsibilities related to nomination and corporate governance through its Nominating and Governance Committee.  In November 2007, the Board of Directors consolidated the responsibilities of the Compensation Committee and the Nominating and Governance Committee into the CGN Committee.  Our Board is in the process of consolidating the written charters of the Compensation Committee and the Nominating and Governance Committee.  A copy of our Compensation Committee charter can be found under the Corporate Governance page on our Internet website (http://investor.eurobankpr.com/).  A copy of our Nominating and Governance Committee charter was included with our proxy statement for our 2008 annual meeting.

Compliance Committee

The Compliance Committee reviews the compliance of EuroBancshares and Eurobank with laws and regulations applicable to bank holding companies and their subsidiary banks.  During 2008, the members of the Compliance Committee were:  Ricardo Levy Echeandía, Jaime Sifre Rodríguez, William Torres Torres and Rafael Arrillaga-Torréns, Jr.  Mr. Levy serves as the Chairman of the Compliance Committee.  The Compliance Committee held 16 meetings during 2008.

Strategic Planning Committee

Our Board has established a Strategic Planning Committee that is responsible for delineating our future strategy and business goals.  In addition, it provides general guidance in the development of our strategic plan.  The members of the Strategic Planning Committee are:  William Torres Torres, Luis F. Hernández Santana, Pedro Feliciano Benítez, Antonio R. Pavía Bibiloni, Rafael Arrillaga-Torréns, Jr. and Yadira R. Mercado.  Mr. Pavía became a member of the Strategic Planning Committee on April 24, 2008.  Ricardo Levy Echeandía served as a member of the Strategic Planning Committee up to June 29, 2008.  Mr. Torres serves as the Chairman of the Strategic Planning Committee.  During 2008, the Strategic Planning Committee held nine meetings.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, which was approved in its current form by the Board of Directors on January 26, 2009, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices.  A copy of the Audit Committee charter can be found on our Internet website (http://investor.eurobankpr.com/) under the Corporate Governance page.

Our Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing the financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  Except for Luis F. Hernández Santana, CPA, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During 2008, the Audit Committee had 24 meetings.  The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent registered public accounting firm, Crowe Horwath LLP.  Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.  The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication With Those Charged With Governance.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2008 with management, the internal auditors, and our independent registered public accounting firm.  Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee has reviewed and approved the amount of fees paid to Crowe Horwath LLP, for audit and non-audit services, and concluded that the provision of services by independent registered public accounting firms is compatible with the maintenance of auditor’s independence.

At four of its meetings during 2008, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process.  At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent registered public accounting firm, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Audit Committee of the Board of Directors
Luis F. Hernández Santana, CPA (Chairman)
Antonio R. Pavía Bibiloni
Jaime Sifre Rodríguez, Esq.
Dated:  March 26, 2009

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Scope of Authority

This is a report of the Company and its senior management team.  It is not the report of the Compensation, Governance and Nominating Committee of our Board of Directors (the “CGN Committee”).  In this Compensation Discussion and Analysis section of the Proxy Statement, the terms “we,” “our,” and “us” refer to the Company and, when the context requires, to such senior management officials.

Compensation Philosophy and Objectives

The purpose of EuroBancshares’ compensation program has been, and is, to achieve our primary objective:  to build shareholder value.  We seek to attract and retain a highly qualified management team and promote a strong pay-for-performance culture by aligning compensation with superior short and long-term performance that builds shareholder value.  In addition, to aligning compensation with performance, we also recognize that notwithstanding its size compared to its local peers, compensation must be generally competitive in order to attract, retain and motivate talented executives.

EuroBancshares uses a compensation framework with multiple payment components to balance various short-term and long-term objectives.  This framework is designed to reward favorable total shareholder returns and to balance the executives’ need for current cash and security through vehicles such as salary and annual incentives, with the need to align executives’ long-term interests with those of shareholders through vehicles such as equity grants.

Our Board of Directors believes that compensation should:

•	relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and each executive officer’s contribution thereto;

•	reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of Company;

•
help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries; and

•	reflect the qualifications, skills, experience and responsibilities of each executive officer.

Base salary and perquisites are designed to provide some degree of security to each executive at the base threshold level of compensation, providing such executives with a reasonable standard of living and a base wage at a level compared to our peers and to encourage the executives’ day-to-day productivity. Annual cash incentives are designed to motivate executives to focus on our annual goals, while long-term incentives are designed to motivate the executives to focus on long-term strategic goals that will produce shareholder value and long-term rewards for the executives.

EuroBancshares’ compensation framework is also designed to ensure direct supervision and accountability with regard to performance evaluations at each level of the organization.  For this reason, the CGN Committee is directly responsible for determining the total compensation level and individual components of the named executive officers’ (the “NEOs” as defined in Item 402(a)(3) of Regulation S-K) compensation package, based upon various factors, including a review of the Company’s performance, and such officer’s individual performance.  The CGN Committee exercises independent discretion in respect of executive compensation matters, subject to approval of their recommendations by the Board of Directors with respect to certain matters.

The management group comprised of the Chief Executive Officer, the Chief Financial Officer, the Chief Lending Officer, and the Human Resources Department Director, in turn is directly responsible for conducting a similar review of the other executives and employees of Company and then recommending an appropriate compensation package, which is discussed by the CEO with the CGN Committee.  This system continues in sequence throughout the Company’s chain-of-command, so that the compensation of each employee is always based upon an evaluation of the employee’s performance by the employee’s direct supervisor, subject to approval by the next higher level of management, and an overall review by Company’s Human Resources Department.  In practice, this management group generally recommends the compensation of all other employees of the company.

The appropriate level of compensation for each officer or employee of the Company is expected to vary based upon EuroBancshares’ overall performance, our financial performance and an individual’s attainment of their personal objectives and contribution to the attainment of the Company’s objectives. Specific items of the Company’s performance taken into account when making compensation decisions include:

•	growth in total assets;

•	growth in loan originations and loan origination fees;

•	growth in total loans receivable;

•	growth in total deposits;

•	growth in fees and service charges income;

•	return on average equity;

•	return on average assets;

•	maintenance of asset quality;

•	successful completion and integration of acquisitions; and

•	performance of our stock price.

The exercise of discretion by the CGN Committee in the setting of the various elements of compensation also is an important feature of the Company’s compensation philosophy.  The Company believes it is important that the CGN Committee have sufficient flexibility to respond to: (i) the Company’s unique circumstances; (ii) prevailing market trends; and (iii) the rapidly evolving economic environment in which the Company operates.  The Company also believes it is in the best interest of the Company and its stockholders that the CGN Committee has sufficient discretion to establish performance goals and objectives recognizing and rewarding extraordinary individual performance.  These may or may not directly affect the Company’s achievement of specific financial metrics for a particular year relative to its peer companies, but are nevertheless important to long-range growth and enhancement of shareholder value.

Although the current value of historical awards may also be taken into account, the primary objective is to reward the Company’s management team for their current performance and provide incentive for future performance.  Because there is no specific weighting applied to the factors considered, the CGN Committee and each supervising manager are expected to use their own judgment and expertise in determining appropriate compensation packages that meet the Company’s overall objectives.

Role of CGN Committee

Composition.  The CGN Committee, which is composed of three independent, non-employee directors, is responsible for performing compensation committee functions, as provided under the rules of the SEC, including administration of the compensation of NEOs and directors.  As stated above, the actions taken by the CGN Committee are subject to review and appropriate approval of our Board of Directors.  The current members of the CGN Committee are: Ricardo Levy Echeandía (Chairman), Plácido González Córdova, Juan Gómez-Cuétara Aguilar, and Pedro Feliciano Benítez.  Each of these members has been determined to be independent as defined by applicable NASDAQ rules.

Purpose.  The primary purpose of the CGN Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate our overall compensation structure to ensure the Company’s compensation objectives are fulfilled.

Direct responsibilities of the CGN Committee include, but are not limited to:

•
evaluating and approving goals and objectives relevant to compensation of the CEO and other NEOs, other executive officers and employees, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and approving the compensation level for the CEO and other NEOs;

•	approving or reviewing the compensation structure for other key executive officers;

•	evaluating and approving all grants of equity-based compensation to the CEO, NEOs and other executive officers;

•	recommending to the Board compensation policies for directors; and

•
reviewing performance-based and equity-based incentive plans for the CEO, other NEOs and other executive officers and reviewing other benefit programs the CEO presents to the CGN Committee on behalf of upper management.

Process.  The CGN Committee meets regularly in executive session and assesses a number of factors, without giving specific weight to any one factor, in designing and evaluating Company’s compensation framework.  Although the CGN Committee utilizes its independent judgment in assessing the compensation programs for the CEO and other NEOs, it considers, from time to time, the advice of outside independent compensation consultants on its compensation policies, as discussed further below.  Typically, compensation decisions for each calendar year are made at the commencement of the current calendar year in the case of the CEO and other NEOs.  During 2008, the CGN Committee met two times to review, discuss and approve compensation decisions for the Company.

Executive management contributes to the compensation process through his consultation with the CGN Committee.  The CEO works with the CGN Committee in establishing individual and overall performance objectives and strategic target parameters for other NEOs.  Also, the CEO and the CGN Committee review the compensation programs of other NEOs to ensure that they are aligned with the performance objectives and strategic target parameters established.  While the CEO participates from time to time at the CGN Committee meetings, the CEO is excluded from all discussions regarding his own compensation program and the compensation programs for other NEOs.

Independent Consultants.  The CGN Committee retains sole authority to engage, approve compensation, determine the nature and scope of such engagement, and terminate the services of its independent compensation consultants.  Notwithstanding the independent discretion generally vested in the CGN Committee, in benchmarking to set compensation parameters for the directors and NEOs, which generally also results in setting parameters for other officers and employees.  The CGN Committee usually retains, every year for NEO’s every other year for directors, an independent human resources and compensation firm.  This independent firm is instructed to report to the CGN Committee on market data on executive pay levels and incentive program designs, its role being to provide independent, third-party advice and expertise in executive compensation issues.  However, in 2008, the CGN Committee determined that it was not necessary to retain such firm to advise it on compensation matters, as the members of the Committee had kept themselves up to date as to local practices in the industry.

In November 2007, the CGN Committee engaged the Compensation Group of Clark Consulting, a subsidiary of AEGON USA, to review executive compensation of the Company and to recommend potential improvements regarding its existing practices.  In December 2007, Clark Consulting delivered a compensation review report to the CGN Committee that the committee used and considered in making its compensation decisions for 2008.  Similar to the report prepared by Frederick W. Cook & Co., Inc. in 2006, the Clark Consulting report reviewed the compensation structure of EuroBancshares against that of a designated peer group consisting of certain banks with assets ranging from $1.0 billion to $7.0 billion in total assets and located in metropolitan areas.  As an additional reference point, Clark Consulting compared the compensation structure of EuroBancshares against six other Puerto Rico-based publicly-traded financial companies, including:  Popular Inc, First Bancorp, W Holding Company, Inc., Doral Financial Corporation, Santander BanCorp, and Oriental Financial Group, Inc.  When compared to its customized peer group, the report concluded that our total compensation for our CEO and other NEOs was approximately 20% below the market for our peer group.

Role of Management

The role of our management is to provide reviews and recommendations for the CGN Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance.  Direct responsibilities of management include, but are not limited to:

•	consulting with the CGN Committee to establish performance criteria, targets and objectives;

•	assist in the evaluation of performance of other officers;

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with EuroBancshares’ objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	recommending pay levels, payout and/or awards for key executive officers other than the CEO and NEOs.

Components of Compensation

Our executive compensation program is built upon a framework that includes the following key components:

•	Base Salary - Fixed compensation that takes into account the individual’s role and responsibilities, experience, expertise and individual performance.

•	Annual Cash Incentive Compensation - Variable compensation that is designed to reward the individual for specific performance achievements.

•
Long-Term Incentive Compensation - Equity-based awards primarily in the form of stock options that are designed to align the interests of management with the interests of the stockholders by providing incentive awards that a tied to measures that are meaningful to stockholders.

•	Other Benefits and Perquisites - Other employee benefit plans and perquisites typically offered to executives of similar corporations.

Base Salary.  The Company pays its executives cash salaries intended to be competitive and take into account the individual’s qualifications, experience, performance, responsibilities, and past and potential contribution to the company.  When determining base salary levels of the CEO and other NEOs, the CGN Committee considered, among others, the following specific factors:

•	an assessment of the scope of CEO and other NEOs responsibilities and leadership;

•	the CEO and other NEOs expertise and experience within the industry;

•	the competitive market compensation paid to executive officers in similar positions at publicly-traded companies that are our peers;

•
the Company’s overall financial and business performance, considering external factors such as the interest rate environment and general economic conditions for Puerto Rico, as well as the fact that our overall long-term objective may inherently impair performance for any give fiscal year; and

•	the CEO and other NEOs contributions to the Company.

Annual Cash Incentive Compensation.  EuroBancshares maintains an Annual Cash Incentive Compensation Program.  The annual component of this program is intended to encourage and reward the achievement of growth in Company’s:  (1) reported earnings; (2) total assets; (3) return on average assets; and (4) return on average equity.  These criteria are deemed by the CGN Committee to be critical in increasing shareholder value on both a short-term and long-term basis.  The program also is designed to assist in attracting and retaining qualified employees and to further link the financial interests and objectives of employees with those of shareholders.  In determining annual cash incentive compensation, the CGN Committee evaluates the CEO and other NEOs contributions to their individual and overall performance objectives and strategic target parameters.

Long-Term Incentive Compensation.  The CGN Committee believes that long-term incentive plans, such as the Stock Option Plan, provide a competitive incentive that links the achievement of financial goals and individual performance, resulting in greater shareholder value.  The purpose of these plans is to encourage the ownership of the Company’s common stock, attract and retain qualified employees, develop and maintain strong management and employee loyalty, and give suitable recognition to an individual’s material contributions to our success.

When determining the quantity and amount of awards to be granted, the CGN Committee assesses the same factors considered in setting base salary, but with a greater emphasis on long-term growth measurements, such as return on average assets and return on average equity, CEO and other NEOs contributions to their individual and overall performance objectives and strategic target parameters, and the expansion of the Company’s entire delivery system.  Components of our delivery system that are considered include:  growth in the number of total branches; increases in the number of personnel; and achievement of specific components of the Company’s strategic plan.  Historically, the CGN Committee has granted stock options at calendar year end.

Retirement Plans and Perquisites.  All full-time officers and employees are covered by a defined contribution plan (the “Plan”) under section 1165(e) of the Puerto Rico Internal Revenue Code.  All NEOs are eligible to participate in the Plan.  Under the Plan, employees may contribute up to 10% of their compensation each year after deduction social security, up to $8,000.  The Company matches each employee’s contribution up to 3% of their base compensation that they contribute to the plan, up to a maximum of 3,000 per year.  Participants become vested in the Company’s contributions plus actual earnings on such contributions after three yeas of service.  There are no other retirement plans for NEOs other than the above.

Certain key employees of EuroBancshares receive benefits that are designed to reward their contributions to the Company and to encourage their productivity and continued service. Certain of the perquisites provided to the CEO and other NEOs, such as club memberships, are deemed to provide business value to the Company because they provide a place for executives to continue interacting with customers and develop business during non-business hours.  Perquisites provided to certain NEOs during 2008 included auto allowance or a company-owned vehicle, and payment of club dues.

2008 Compensation Analysis

For performance year 2008, the Company faced a challenging economic and business environment, and the Company did not meet any of its financial objectives during the year.  The Company experienced an increase in the provision for loan and lease losses, and deterioration in its capital position.  Nonetheless, management reacted quickly to the weakening economic environment by implementing reengineering initiatives to help protect profitability in the near term.

The CGN Committee made its 2008 annual compensation decision at a private session on March 24, 2009.  The CGN Committee determined that due to the Company’s overall financial performance no stock incentive compensation would be paid to NEOs and directors for their performance in 2008.  The CGN Committee noted that members of executive management had performed well through the challenges of 2008 and guided it through a critical period.  The CGN Committee also noted that the base salaries paid to the CEO and certain other NEOs were below those paid to their local peers.  The CGN Committee also determined that these considerations required that base salaries of the CEO and certain other NEOs be leveled to similar salary levels of local peer companies taking into consideration the size of the Company.  Accordingly, bonuses were granted to certain members of senior management to offset the foregoing.  These bonuses were lower than those paid in 2007 and 2006.  No salary increases were approved for 2009.

In 2008, short- and long-term pay for the CEO and some NEOs continued on the low end of the market competitive range, while the total compensation for other NEOs were below the range when compared to our custom peer group and other local financial institutions.  In determining the total compensation for 2008, the CGN Committee considered the Company’s total compensation levels and the current economic environment, realigning its compensation philosophy to follow a more retention-based approach for the CEO and NEOs in order to appropriately respond to this time so that their total compensation for 2008 essentially equates salaries of their local peers.

Base Salaries.  During 2008, the compensation of the CEO and other NEOs was based on the general principles of the executive compensation program.  In determining the salary and other forms of compensation for the CEO and other NEOs, the CGN Committee took into consideration their experience and standing in the industry in general and with the Company in particular.  For the CEO, the CGN Committee also considered his increased responsibilities as a result of Company’s diversification and growth in recent years.  The CGN Committee believes that the CEO and other NEOs compensation appropriately reflect their contributions to their individual and overall performance objectives and strategic target parameters of the Company in a difficult interest rate and economic environment.

Cash Incentive Compensation.  In determining annual cash incentive compensation for 2008, the CGN Committee gave significant weight to the individual contributions by the CEO and other NEOs to the strategic target parameters in light of the long-term goals of the Company, recognizing that under current market conditions, such as the prime rate cuts and Puerto Rico’s economy crisis, our long-term objectives may have inherently impaired the EuroBancshares’ performance during 2008 using the traditional methods to measure performance.

Stock Option Awards.  As previously mentioned, no stock incentive compensation was granted to NEOs and directors for their performance in 2008.

Change in Control Agreements.  Additionally, given the heightened speculation of consolidations in the Puerto Rico banking industry and the apparent increased need among the Company’s local peers for talented officers due to several resignations of the top executives of such peers, it was determined that it was in the best interests of the Company to enter, on May 8, 2008, into a Change in Control Agreement with Luis J. Berríos López, our Executive Vice President and Chief Lending Officer.  This agreement, which provides for a severance payment resulting from a termination of employment either prior to or following a change in control, is intended to ensure the best level of continuity in operations should the Company consider consolidation and to allow for an even greater impartial consideration of any consolidation proposal by such executive by providing a level of security to the officer in the event of such consolidation.  Previously, on March 14, 2007, the Company had entered into similar agreements with Rafael Arrillaga-Torréns, Jr., Chairman of the Board, President and Chief Executive Officer, and Yadira R. Mercado Piñeiro, our Executive Vice President and Chief Financial Officer.

Pursuant to the terms of the Change in Control Agreements, our Board of Directors is permitted to terminate the agreements at any time prior to a change in control by providing at least 90 days prior written notice to the executive officer.  If the termination is due to a constructive termination or is a result of an involuntary termination, other than a termination for cause, then the officer will be entitled to receive a severance payment on the date of termination, plus accrued vacation and other benefits described therein. The severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado and Mr. Berríos upon such a termination would be equal to $750,000 and $500,000, respectively.

The Agreements further provides that Mr. Arrillaga, Ms. Mercado and Mr. Berríos, as applicable, will be entitled to receive a cash severance payment paid by EuroBancshares and Eurobank upon his or her termination of employment with Eurobank on or within two years after a change in control due to either (1) a constructive termination or (2) his involuntary termination, other than a termination for cause.  In the event that Mr. Arrillaga, Ms. Mercado or Mr. Berríos, as applicable, continues his or her employment with Eurobank for the period commencing on the date of a change in control and ending on the six-month anniversary of the change in control, then Mr. Arrillaga, Ms. Mercado and Mr. Berríos, as applicable, will have the right to receive a cash severance payment paid by EuroBancshares and Eurobank upon the voluntary termination of his or her employment with Eurobank within 30 days following the expiration of such period.  In either case, the severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado and Mr. Berríos upon such a termination would be equal to $750,000 and $500,000, respectively.

Finally, the Agreements provide that for a period of two (2) years following the date of a change in control, Mr. Arrillaga, Ms. Mercado and Mr. Berríos, and their dependents, will be entitled to certain continued health, dental, disability, accident and life insurance benefits.

We considered the following factors when selecting the events that trigger payment in the Change in Control Agreements:

•
Our recognition that, at some point in the future, the possibility of a Change in Control, as defined in the Agreements, may exist, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of EuroBancshares and its stockholders; and

•
The executive’s desire of assurance that in the event of any Change in Control of EuroBancshares or Eurobank, he/she will continue to have the responsibility and stature he/she has earned within Eurobank, or in the alternative, if terminated that he/she be adequately compensated as provided in the Change in Control Agreement.

Executive Compensation Deductibility

Our CGN Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, that provides that compensation paid to a corporation’s executive officers may not be deductible for federal income tax purposes unless, in general, such compensation is performance-based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by the stockholders.  Because a Puerto Rico corporation is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to us for executive compensation in the near future.

CGN Committee Interlocks and Insider Participation

Except for Rafael Arrillaga-Torréns, Jr., President and Chief Executive Officer, none of our executive officers serves as a member of the board of directors or CGN Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or CGN Committee.  None of the current members of our CGN Committee has ever been an employee of ours or any of our subsidiaries.  Eurobank has made loans to some of our directors, including members of the CGN Committee.  The loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

REPORT OF THE COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS

The Compensation, Governance and Nominating Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with management and, based on the review and discussions, the Committee recommended to our Board of Directors that the CD&A be included in this Proxy Statement on Schedule 14A.

Compensation, Governance and Nominating Committee of the Board of Directors
Ricardo Levy Echeandía (Chairman)
Plácido González Córdova
Juan Gómez-Cuétara Aguilar
Pedro Feliciano Benítez
Dated:  April 3, 2009

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table outlines cash compensation awarded, together with the accounting cost to the Company of previously granted equity awards and other non-cash compensation to NEOs for year ended December 31, 2008.

SUMMARY COMPENSATION TABLE
				Option	All Other
Name	Year	Salary	Bonus	Awards(1)	Compensation(2)		Total

Rafael Arrillaga-Torréns, Jr.	2008	$420,000	$130,600	$57,841	$65,774		$674,215
Chairman of the Board, President	2007	400,000	190,450	44,575	56,173		691,198
and Chief Executive Officer	2006	400,000	256,300	29,320	62,850		748,470

Yadira R. Mercado Piñeiro	2008	285,000	110,600	50,484	81,369	(5)	527,453
Executive Vive President,	2007	275,000	125,450	39,280	19,850		459,580
Chief Financial Officer and	2006	230,200	150,300	21,095	22,500		424,095
Corporate Secretary

Luis J. Berríos López(3)	2008	275,000	60,600	11,820	9,824		357,244
Executive Vive President and	2007	260,000	70,000	6,346	9,975		346,321
Chief Lending Officer

Carlos Rom, Jr.(4)	2008	250,000	-	-	19,306		269,306
Executive Vive President

Féliz M. León León	2008	180,000	18,100	7,750	7,783		213,633
Executive Vice President,	2007	154,500	25,450	5,434	9,000		194,384
Operations	2006	150,000	25,300	1,885	12,000		189,185

(1)	The values shown in the table reflect the accounting compensation cost incurred during year ended December 31, 2008 in accordance with FAS 123R for option awards earned in prior years.

(2)
The values shown in the table include the value of perquisites or other personal benefits, such as auto allowance or a company-owned vehicle and payment of club dues.  The total value of perquisites awarded to Mr. Arrillaga includes $34,696, $29,665 and $34,000 related to personal security paid during 2008, 2007 and 2006, respectively.

(3)	Mr. Berríos became a NEO in 2007.

(4)	Mr. Rom became a NEO in 2008.

(5)	Includes $65,226 on liquidated accrued vacations.

Grants of Plan-Based Awards

No stock options were awarded to our NEOs during 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised stock options previously awarded to the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Rafael Arrillaga-Torréns, Jr.	50,000	-	8.13	02/22/09	(1)
	25,400	-	21.00	02/27/10	(1)
	10,160	15,240	14.17	02/28/16	(2)
	5,000	20,000	8.60	02/26/17	(2)
	6,000	24,000	4.00	12/31/17	(2)

Yadira R. Mercado Piñeiro	45,000	-	8.13	02/22/09	(1)
	22,400	-	21.00	02/27/10	(1)
	8,960	13,440	14.17	02/28/16	(2)
	4,400	17,600	8.60	02/26/17	(2)
	5,000	20,000	4.00	12/31/17	(2)

Luis J. Berríos López	2,000	8,000	8.60	02/26/17	(2)
	2,500	10,000	4.00	12/31/17	(2)

Carlos Rom, Jr.	-	-	-	-

Félix M. León León	800	1,200	14.17	02/28/16	(2)
	1,000	4,000	8.60	02/26/17	(2)
	1,000	4,000	4.00	12/31/17	(2)

(1)	Stock options were granted under the 2002 EuroBancshares Stock Option Plan.

(2)	Stock options were granted under the 2005 EuroBancshares Stock Option Plan.

Option Exercises

The following table includes certain information with respect to the stock options exercised by the NEOs during 2008.  The value realized upon exercise of the options was computed by determining the difference between the market price of the options at exercise and the exercise price of the options.

OPTION EXERCISES
Number of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)

Rafael Arrillaga-Torréns, Jr.	50,000	$7,500
Yadira R. Mercado Piñeiro	36,000	5,400
Luis J. Berríos López	-	-
Carlos Rom, Jr.	-	-
Félix M. León León	-	-

Payments Made Upon Termination of Employment

Regardless the manner NEOs terminate their employment, they are entitled to receive the amounts contributed to the defined contribution plan under section 1165(e) of the Puerto Rico Internal Revenue Code, including the vested portion of the employer match.

Additional amounts that NEOs are entitle to receive upon exercise of stock options:

•
In case of change in control, as defined in the stock option plans, all remaining unvested stock options shall become vested and shall become subject to an adjustment, as defined in the stock option plans, upon changes in capitalization, merger and change in control.

•
In case of retirement under a retirement plan sponsored by EuroBancshares or Eurobank, stock options granted under the 2002 Stock Option Plan that are exercisable as of the date of retirement  shall be exercisable for the lesser of:  (a) the remainder of the term of the option; or (b) the date that is twelve months after the date of retirement.  Stock options granted under the 2005 Stock Option Plan that are exercisable as of the date of retirement shall be exercisable for the lesser of:  (a) the remainder of the term of the option; or (b) the date that is three months after the date of retirement.

•
In case of resignation, stock options granted under the 2002 Stock Option Plan that are exercisable as of the date of resignation shall be exercisable for the lesser of:  (a) the remainder of the term of the option; or (b) thirty days after the date of resignation.  Stock options granted under the 2005 Stock Option Plan that are exercisable as of the date of resignation shall be exercisable for the lesser of:  (a) the remainder of the term of the option; or (b) the date that is ninety days after the date of resignation.

•
In case of death, disability or resignation because of health problems, all unvested stock options granted under the 2002 Stock Option Plan shall become exercisable as of the date of termination and, in conjunction with vested stock options, shall be exercisable for the remainder term of the option.  Under the 2005 Stock Option Plan, if the optionee ceases to be an eligible person, as defined in the plan, the optionee’s estate, heirs or legatees, as the case may be, shall have the right of a beneficiary.  In case of disability or resignation because of health problems, stock options granted under the 2005 Stock Option Plan that are exercisable as of the date of termination shall be exercisable for the lesser of:  (a) the remainder of the term of the option; or (b) the date that is twelve months after the date of termination.

•	In case of termination with cause, all stock options, vested or unvested, shall terminate immediately and any unexpired stock option shall be forfeited.

Termination upon a Change in Control

  On March 14, 2007, EuroBancshares entered into a Change in Control Agreements (the “Agreements”) with Rafael Arrillaga-Torréns, Jr., Chairman of the Board, President and Chief Executive Officer, and Yadira R. Mercado Piñeiro, our Executive Vice President and Chief Financial Officer.  The Agreement signed with Ms. Mercado superseded and replaced her Executive Severance Compensation Agreement (the “Severance Payment Agreement”), dated as of April 12, 1999.  In addition, on May 8, 2008, we entered into a similar Change in Control Agreement with Luis J. Berríos López, our Executive Vice President and Chief Lending Officer.  The Agreements are intended to ensure the best level of continuity in operations should the Company consider consolidation and to allow for an even greater impartial consideration of any consolidation proposal by such executive by providing a level of security to the officer in the event of such consolidation.  Except for the Agreements described above, as of December 31, 2008, we did not have any other employment agreements with any of our NEOs.

  The value shown in the tables for termination upon change in control represents the amounts of cash or benefits Mr. Arrillaga, Ms. Mercado and Mr. Berríos would had received on December 31, 2008, as stipulated in the Agreements.

Stock Options

  The values shown in the tables for stock options was computed by determining the difference between the market price of the options at December 31, 2008 and the exercise price of the options.

  The following tables detail the compensation each NEO would receive upon termination of employment, and are presented assuming the termination of employment occurred on December 31, 2008.

Termination upon a Change in Control

CHANGE IN CONTROL
	Change in	Stock
Name	Control	Options ($)

Rafael Arrillaga-Torréns, Jr.	$1,532,565	$-
Yadira R. Mercado Piñeiro	782,565	-
Luis Berríos López	517,880	-
Carlos Rom, Jr.	-	-
Félix M. León León	-	-

Termination for Retirement, Death, Disability or Without Cause

RETIREMENT, DEATH, DISABILITY OR WITHOUT CAUSE
	Change in	Stock
Name	Control	Options ($)

Rafael Arrillaga-T orréns, Jr.	$-	$-
Yadira R. Mercado Piñeiro	-	-
Luis J. Berríos López	-	-
Carlos Rom, Jr.	-	-
Félix M. León León	-	-

Termination With Cause

TERMINATION WITH CAUSE
	Change in	Stock
Name	Control	Options ($)

Rafael Arrillaga-Torréns, Jr.	$-	$-
Yadira R. Mercado Piñeiro	-	-
Luis J. Berríos López	-	-
Carlos Rom, Jr.	-	-
Félix M. León León	-	-

Stock Option Plan

  In 1997, Eurobank’s Board of Directors adopted a long-term incentive compensation program in the form of a stock option plan (the “1997 Stock Option Plan”).  Both executive officers and directors were eligible to participate in the 1997 Stock Option Plan.  The 1997 Stock Option Plan permitted a maximum number of 1,100,000 shares to be issued upon the exercise of stock options granted under the plan.

  In 2002, our Board of Directors adopted a long-term incentive compensation plan (the “2002 Stock Option Plan”) that became effective when we became a holding company for Eurobank.  At that time, all of the Eurobank options granted under the 1997 Stock Option Plan were assumed by EuroBancshares under the 2002 Stock Option Plan and became options to purchase shares of EuroBancshares common stock.  The aggregate number of shares of common stock that were permitted to be issued pursuant to the exercise of all options granted under the 2002 Stock Option Plan could equal but not exceed 1,982,864 shares, which amount was comprised of (i) options to acquire 1,500,000 shares of common stock authorized under this plan, and (ii) options that previously represented the right to acquire 482,864 shares of common stock of Eurobank and have been assumed by EuroBancshares and converted into options to acquire a like number shares of common stock of EuroBancshares.

  At our 2005 annual meeting, our stockholders approved the 2005 Stock Option Plan pursuant to which we are authorized to issue options to purchase up to 700,000 shares of our common stock, of which 440,000 shares are specifically set aside for the purpose of granting incentive stock options under the plan.  As a result of the adoption of the 2005 Stock Option Plan, no further options to acquire shares of our common stock are being issued under the 2002 Stock Option Plan.

  As of December 31, 2008, all outstanding options granted under our 2002 Stock Option Plan were 100% vested.  As of the same date, a total of 117,290 outstanding options granted under our 2005 Stock Option Plan were 100% vested, while 147,680 outstanding options remained unvested.  In addition, during 2008, 407,000 shares of common stock have been issued pursuant to the exercise of options granted under the 2002 Stock Option Plan.  As of December 31, 2008, 400,130 shares of our common stock remained available for option grants under the 2005 Stock Option Plan.

  The 2005 Stock Option Plan is intended to provide our directors, executive officers and employees the opportunity to acquire a proprietary interest in the success of EuroBancshares by granting stock options to such directors, executive officers and employees.  Specifically, the plan is intended to advance the interests of EuroBancshares by (1) enabling us to attract and retain the best available individuals for positions of substantial responsibility; (2) providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and (3) rewarding directors, executive officers and employees for their contributions to our business.

  The 2005 Stock Option Plan is administered by our Compensation Committee.  The Compensation Committee has authority with respect to the stock option plan to:

•	adopt, amend and rescind administrative and interpretive rules relating to the plan;

•	accelerate the time of exercisability of any stock option that has been granted;

•	construe the terms of the plan and any related agreement (including those terms governing eligibility); and

•
make all other determinations and perform all other acts necessary or advisable for administering the plan, including the delegation of such ministerial acts and responsibilities as the Compensation Committee deems appropriate.

  Both “Incentive Stock Options” and “Nonstatutory Options” may be granted under the 2005 Stock Option Plan from time to time.  Incentive Stock Options are stock options intended to satisfy the requirements of Section 1046 of the Puerto Rico Internal Revenue Code.  Nonstatutory Options are stock options that do not satisfy the requirements of Section 1046 of the Puerto Rico Internal Revenue Code.

  Under our 2002 Stock Option Plan and the 2005 Stock Option Plan, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000.  Shares acquired upon the exercise of Nonstatutory Options may not be sold for a period of one year after such options are exercised.

  The option price to be paid upon exercise of an Incentive Stock Option will not be less than the greater of:  (1) the par value per share of our common stock; or (2) 100% of the fair market value per share of our common stock on the date of the grant of the Incentive Stock Option.  The option price to be paid upon exercise of a Nonstatutory Option will be determined by the Compensation Committee at the time of grant.

  Each option (including Incentive Stock Options and Nonstatutory Options) granted under the 2005 Stock Option Plan has an expiration term of ten years after the date the option is granted, unless a shorter period is determined by the Compensation Committee.  Each option may be exercised upon such terms and conditions as the Compensation Committee determines.  In making any determination as to whom options shall be granted, and as to the number of shares to be covered by such options, the Compensation Committee considers the duties of the respective employees, their present and potential contributions to our success, profitability and growth, and such other factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of our 2005 Stock Option Plan.

  Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (Revised 2004), establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments.  SFAS 123R eliminated the ability to account for stock-based compensation using APB 25 and required that such transactions be recognized as compensation cost in the income statement based on their fair values on the measurement date, which is generally the date of the grant.

Change in Control Agreements

  On March 14, 2007, EuroBancshares, Inc. (“EuroBancshares”) entered into Change In Control Agreements (the “Agreement”) with each of Rafael Arrillaga-Torréns, Jr., Chairman, President and Chief Executive Officer of EuroBancshares, and Yadira R. Mercado Piñeiro, Executive Vice President and Chief Financial Officer of EuroBancshares, which provides for a severance payment resulting from a termination of employment either prior to or following a Change in Control (as defined in the Agreement) of EuroBancshares or its subsidiary, Eurobank.  In addition, on May 8, 2008, we entered into a similar Change in Control Agreement with Luis J. Berríos López, our Executive Vice President and Chief Lending Officer.  The foregoing description of the Agreements is qualified in its entirely by reference to the terms of the Agreements, which were filed as Exhibit 10.3 and Exhibit 10.4 to the Current Report on Form 8-K (File No. 000-50872) previously filed by EuroBancshares, Inc. on March 16, 2007, and as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-50872) previously filed by EuroBancshares, Inc. on May 13, 2008.

  Pursuant to the terms of the Agreements, the Board of Directors of EuroBancshares is permitted to terminate the Agreements at any time prior to a Change in Control by providing at least ninety (90) days prior written notice to the executive officer.  If the termination is due to a Constructive Termination (as defined in the Agreement) or is a result of an involuntary termination, other than a Termination for Cause (as defined in the Agreement), then Mr. Arrillaga, Ms. Mercado or Mr. Berríos, as applicable, will be entitled to receive a severance payment on the date of termination, plus accrued vacation and other benefits described therein.  The severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million, while the severance payment that would become payable to Ms. Mercado and Mr. Berríos upon such a termination would be equal to $750,000 and $500,000, respectively.

The Agreements further provides that Mr. Arrillaga, Ms. Mercado and Mr. Berríos, as applicable, will be entitled to receive a cash severance payment paid by EuroBancshares and Eurobank upon his or her termination of employment with Eurobank on or within two (2) years after a Change in Control due to either (1) a Constructive Termination or (2) his involuntary termination, other than a Termination for Cause.  In the event that Mr. Arrillaga, Ms. Mercado or Mr. Berríos, as applicable, continues his or her employment with Eurobank for the period commencing on the date of a Change in Control and ending on the six-month anniversary of the Change in Control (the “Stay Put Period”), then Mr. Arrillaga, Ms. Mercado and Mr. Berríos, as applicable, will have the right to receive a cash severance payment paid by EuroBancshares and Eurobank upon the voluntary termination of his or her employment with Eurobank within thirty (30) days following the expiration of the Stay Put Period.  In either case, the severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million, while the severance payment that would become payable to Ms. Mercado and Mr. Berríos upon such a termination would be equal to $750,000 and $500,000, respectively.

Finally, the Agreements provide that for a period of two (2) years following the date of a Change in Control, Mr. Arrillaga, Ms. Mercado and Mr. Berríos shall be entitled to participate, and EuroBancshares or Eurobank shall continue to make contributions on their behalf) in all health, dental, disability, accident and life insurance plans or arrangements in which they or their dependents were participating immediately prior to the date of termination as if they continued to be employees of EuroBancshares or Eurobank.  In the event that Mr. Arrillaga, Ms. Mercado or Mr. Berríos accepts employment with another employer during this two (2) year period, such additional benefits shall only be provided to the extent not covered by his or her new employer.

For more information on the Change in Control Agreements, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement on Schedule 14A.

Employment Agreements

Other than the Change in Control Agreements described above, we do not have any other employment agreements with any of our NEOs.  All of our NEOs serve at the pleasure of our Board of Directors.  We do not maintain any “key-man” life insurance policies on any of our executive officers.  If any of these individuals leaves his or her respective position, this could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

Health and Insurance Benefits

Our full-time officers and employees are provided hospitalization and major medical insurance.  We pay a substantial part of the premiums for these coverages.  All insurance coverage under these plans is provided under group plans on generally the same basis to all full-time employees.  In addition, we maintain term life insurance, which provides benefits to all employees who have completed three or more months of full-time employment with us.  The terms of our policy provide benefits equal to three times the employee’s annual base earnings (exclusive of overtime pay or bonuses) up to a maximum of $300,000.

Eurobank Master Trust Retirement Plan Program for Employees

Effective January 1, 2000, Eurobank adopted the Eurobank Master Trust Retirement Plan Program, a defined contribution plan under Section 1165(e) of the Puerto Rico Internal Revenue Code, covering all full-time employees of EuroBancshares who have completed three months of service and are 18 years of age or older.  We give each prospective eligible employee written notice of his or her eligibility to participate in the plan in sufficient time to enable each of them to participate in the plan.  Under the provisions of the plan, employees may contribute up to 10% of their compensation each year after deducting social security, up to a specific maximum established by law.  We match each employee’s contribution up to 3% of their base compensation that they contribute to the plan, up to a maximum of $3,000.  Participants become vested in our contributions plus actual earnings on such contributions after three years of service.

Restricted Stock Grants

  On April 26, 2004, our Board voted and agreed to issue 3,700 shares of our common stock (valued at $8.13 per share) to certain of our officers and employees in consideration for prior service to us.  These stock grants were effected pursuant to the terms of certain Restricted Stock Purchase Agreements between us and the officers and employees.  Under the terms of these Restricted Stock Purchase Agreements, the stock remains unvested until the 5th anniversary of the date of the grant.  In the event the restricted stock grantee leaves prior to the 5th anniversary, the restricted stock grantee forfeits all right, title and interest in the restricted stock.  As of December 31, 2008, after forfeitures, a total of 2,300 stocks remain unvested.  The Restricted Stock Purchase Agreement also provides for the payment of a one-time cash bonus pursuant to which we will withhold applicable taxes due as a result of the restricted stock grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Under Section 402 of the Sarbanes-Oxley Act of 2002, it is now unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer.  This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public; and

•	made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

  Section 402 also does not apply to loans by an insured depository institution, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O.

  Our Board has established the Policy and Procedures With Respect to Related Party Transactions (the “Policy”) to ensure that:  (i) related party transactions do not represent a conflict of interest that could give rise to situations where non-arm’s length parties are treated more favorably than such parties would be treated in the ordinary course; and (ii) EuroBancshares comply with applicable corporate governance rules and regulations.  The Policy applies to any transaction, in which EuroBancshares was or is to be a participant, the amount involved exceeds $120,000, and in which the related person had or will have a direct or indirect material interest.  A related person is any director or executive officer of EuroBancshares, any shareholder with a beneficial ownership over 5%, and any immediate family member of such related person.  The Audit Committee is generally responsible for supervising the implementation of the Policy, including the review, approval or ratification of any related party transaction.

  In determining whether to approve, ratify, disapprove or reject a related party transaction, the Audit Committee shall consider, among other factors, if the related party transaction is entered into on terms no less favorable to EuroBancshares than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuating the transaction; and the extent of the related person’s interest in the transaction.

  In addition, the Policy establishes some related party transactions, which, under certain circumstances, are deemed to be pre-approved and shall not require review or approval by the Audit Committee, even if the amount  involved exceeds $120,000.  Such transactions include:  employment of executive officers; director compensation; certain transactions with other companies; ordinary course transactions; certain charitable contributions; transactions where all shareholders receive proportional benefits; and regulated transactions.

Certain of our officers, directors and principal stockholders and their affiliates have had transactions with Eurobank, including borrowings and investments in certificates of deposit.  Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of Eurobank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features.  Therefore, we believe that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

One of our directors, William Torres Torres, is principal in a corporation that own certain real estate of which portions are leased to Eurobank.  The corporation controlled by Mr. Torres received lease payments from us totaling approximately $109,000 during 2008.  Part of the lease agreement between Eurobank and the corporation controlled by Mr. Torres was terminated in 2008.  In addition, during 2008, a total of $92,000 in consulting fees on lean processes re-engineering was paid to a corporation controlled by Mr. Torres.  The lease agreement between Eurobank and the corporation controlled by Mr. Torres was approved in 2001complying with regulatory requirements at the time the contracts were entered.  Although we did not have a formal policy during 2006, the consulting agreement between Eurobank and the corporation controlled by Mr. Torres was reviewed and ratified by the Compensation Committee of our Board of Directors.  This review and ratification was documented in the minutes to the Compensation Committee.  We believe that the terms of the lease and the consulting agreement between Eurobank and the corporation controlled by Mr. Torres, are on an arm’s-length basis.

During 2008, we maintained an employment relationship with Luis J. Berríos Caamaño, Esq., Senior Vice President, Corporate Compliance and BSA.  Mr. Berríos-Caamaño is son of Luis J. Berríos López, Executive Vice President and Chief Lending Officer of Eurobank.  Total compensation for Mr. Berríos-Caamaño during 2008 amounted to $141,000.

Additionally, during 2008, we used, in the ordinary course of business, the legal services of Rafael Arrillaga Romaní, Esq., son of Rafael Arrillaga-Torréns, Jr., the Chairman, President and CEO of EuroBancshares and Eurobank, and the law firm J. Fernández & Asociados, of which its partner, Julio Fernández, is the son-in-law of William Torres, a director of EuroBancshares and Eurobank.  The fees paid to Mr. Arrillaga-Romaní and J. Fernández & Asociados for year 2008 amounted to approximately $255,000 and $262,000, respectively.  During 2008, approximately $234,000 of all fees paid to Mr. Arrillaga-Romaní were paid by our clients in connection with commercial and mortgage loan transactions.  All fees paid to J. Fernández & Asociados during 2008 were paid by our clients in connection with mortgage loan transactions.  Under Puerto Rico law, notary fees related to mortgage transactions are established by law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC.  Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received and written representation letters from executive officers and directors, we believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met.

INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee appointed Crowe Horwath LLP, formerly Crowe Chizek and Company LLP, as our independent auditors for the fiscal year ended December 31, 2008.  In connection with the audit of our 2008 financial statements, we entered into an engagement letter which sets for the terms by which Crowe Horwath LLP will perform audit services for EuroBancshares.  Through this engagement letter, services to be provided by Crowe Horwath LLP were made extensive to subsequent fiscal years, until either the Audit Committee or Crowe Horwath LLP terminate the agreement or mutually agree to the modification of the terms of said engagement contract.

Agreement on terms by which audit services will be provided by Crowe Horwath LLP is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Auditor Fees and Services

The following table shows the fees paid or accrued by us for the audit and other services provided by our independent auditors for fiscal years 2008 and 2007.

	2008	2007

	Crowe Horwath	Crowe Chizek
Audit Fees	$707,500	$624,200
Audit-Related Fees	26,500	25,800
Tax Fees	–	–
All Other Fees(1)	36,000	–
Total	$770,000	$650,000

(1)
During 2008, these fees corresponded to expenses billed by our independent auditor in connection with a Bank Secrecy Act compliance review (the “BSA review”) for Eurobank, our wholly-owned banking subsidiary, for the year 2008.  This BSA review included the evaluation of the effectiveness of certain internal control and monitoring of certain regulatory requirements through observation and interviews with key personnel as well as testing of selected transactions to determine compliance with applicable aspects of the BSA as directed by management.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting.  If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the annual meeting.  If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

  Our 2010 annual meeting of stockholders is expected to be held in May 2010.  We must receive by December 21, 2009 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in our proxy materials.  Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.  Proposals should be delivered to EuroBancshares, Inc., State Road PR-1 Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926, Attn: Corporate Secretary, prior to the specified deadline.

  SEC rules and regulations provide that if the date of our 2010 annual meeting is advanced or delayed more than 30 days from the date of the 2009 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2010 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2010 annual meeting.  We will disclose that change in the earliest possible Quarterly Report on Form 10-Q, upon our determination that the date of the 2010 annual meeting will be advanced or delayed by more than 30 days from the date of the 2009 annual meeting.

  Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders.  These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Secretary at our principal executive offices.  With respect to director nominations, we must receive the notice of your intention to introduce a nomination at our 2010 annual meeting no later than:

•	70 days in advance of the 2010 annual meeting if at least 80 days’ public disclosure of the date of the meeting is given to the stockholders; or

•
in the event that less than 80 days’ notice of the date of the meeting is given to our stockholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

  The notice of a nomination for election of a director must contain the following information:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address of the stockholder making the nomination; and

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the election.

  With respect to other items of business, we must receive the notice of your intention to introduce an item of business at our 2010 annual meeting no later than 70 days in advance of the 2010 annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of this year’s meeting, not later than the close of business on the later of (i) the 70th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.

  The notice of a proposed item of business must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder making the nomination;

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the election; and

•	any material interest of such stockholder in such business.

ADDITIONAL INFORMATION

  A copy of our 2008 annual report on Form 10-K is being made available with this proxy statement to each stockholder of record.  Stockholders not receiving a copy of the annual report may obtain one without charge.  Our 2008 annual report on Form 10-K is also accessible through our website at http://www.eurobankpr.com.  Requests and inquiries should be addressed to:  Investor Relations, State Road PR-1 Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926, (787) 751-7340.

APPROVAL OF THE BOARD OF DIRECTORS

  The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our stockholders.

By Order of the Board of Directors,

/s/

Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer
San Juan, Puerto Rico
April 13, 2009

ANNUAL MEETING OF SHAREHOLDERS OF

EUROBANCSHARES, INC.

May 28, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13644

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20300000000000000000 5 052809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF THREE CLASS A DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ricardo Levy Echeandía
- ○ Luis F. Hernández Santana
- ○ Jaime Sifre Rodríguez

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxy) are authorized to vote upon any other matter that is properly brought before the meeting.

This Proxy is solicited by EuroBancshares' Board of Directors and the matters set forth herein were proposed by EuroBancshares.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

EUROBANCSHARES, INC.

May 28, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13644

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20300000000000000000 5 052809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF THREE CLASS A DIRECTORS

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Ricardo Levy Echeandía
- ○ Luis F. Hernández Santana
- ○ Jaime Sifre Rodríguez

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxy) are authorized to vote upon any other matter that is properly brought before the meeting.

This Proxy is solicited by EuroBancshares' Board of Directors and the matters set forth herein were proposed by EuroBancshares.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

EUROBANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2009

This proxy is solicited on behalf of the Board of Directors of EuroBancshares, Inc.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Rafael Arrillaga-Torréns, Jr. and Ricardo Levy Echeandía, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of EuroBancshares held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on March 31, 2009, at the Annual Meeting of Stockholders of EuroBancshares to be held on May 28, 2009, and any continuation(s), postponement(s) or adjournment(s) thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the nominees for Class A directors.**

(Continued and to be signed on the reverse side.)

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